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                                                                      EXHIBIT 13
                                     FORM OF
                            CROSS-INDEMNITY AGREEMENT



ARTICLE 1. New USA Mutual Funds, Inc., a Maryland corporation (the "New USA Mutual Fund"), on behalf of New USA Growth Fund, the sole series thereof (the "New USA Growth Fund"), and O'Neil Data Systems, Inc., a California corporation ("ODS"), jointly and severally agree to indemnify and hold harmless MFS Series Trust II, a Massachusetts business trust (the "MFS Trust"), on behalf of MFS Emerging Growth Fund (the "MFS Fund"), a series of the Trust, the MFS Trust's trustees and officers, and each person, if any, who controls the MFS Fund within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"),
Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") or Section 48 of the Investment Company Act of 1940 (the "1940 Act"), and Massachusetts Financial Services Company, a Delaware corporation ("MFS"), together with its subsidiaries and affiliates, and the directors, officers and employees of MFS and such subsidiaries and affiliates (collectively referred to as the "MFS Indemnified Parties"), to the extent and in the manner as follows:

      (a) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as paid or incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the MFS Fund filed on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), in the Notice of a Special Meeting of Shareholders of the New USA Growth Fund scheduled to be held on May 28, 1997 (the "Meeting") or in the Proxy Statement and Prospectus of the New USA Growth Fund and the MFS Fund mailed in connection with the Special Meeting (such Notice and Proxy Statement and Prospectus being collectively referred to herein as the "Proxy Statement and Prospectus"), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, in or from those sections of the Registration Statement and Proxy Statement and Prospectus identified as "New USA Growth Fund Information" on the copy of the Registration Statement and Proxy Statement and Prospectus attached hereto as Exhibits A and B, respectively ("Covered Information");

      (b) subject to the limitations set forth in Article 4 hereof, against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as paid or incurred, arising out of (i) any breach of any representation, warranty or covenant of the New USA Mutual Fund or the New USA Growth Fund set forth in the Agreement and Plan of Reorganization dated March 6, 1997 (the "Reorganization Agreement") between the MFS Trust, on behalf of the MFS Fund, and the New USA Mutual Fund, on behalf of the New USA Growth Fund, or set forth in any certificate provided by the New USA Mutual Fund in connection with the consummation of the transactions contemplated by the Reorganization Agreement (including, without




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          limitation, any certificate provided by the New USA Mutual Fund in support of the legal opinion required pursuant to Section 8.6 of the Reorganization Agreement); (ii) the failure of the New USA Growth Fund or its designee to timely file all federal, state and other tax returns, forms and reports when due of the New USA Growth Fund with respect to all periods up to and including the Closing Date (as defined in the Reorganization Agreement) or to pay any taxes due by the New USA Growth Fund to any taxing authority with respect to all such periods, including without any limitation, any failure to pay such taxes due in a timely manner; (iii) non-compliance of the New USA Growth Fund with any applicable federal or state securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act, or with applicable provisions of the Internal Revenue Code of 1986, as amended, or with the investment policies and restrictions contained in the New USA Growth Fund's prospectus and statement of additional information, as in effect from time to time; and (iv) the failure by New USA Growth Fund to mail the Prospectus and the Proxy Statement to its stockholders at least 10 days prior to the Meeting;

      (c) subject to the limitations set forth in Article 4 hereof, against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as paid or incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, with respect to those matters for which indemnification is provided as set forth in paragraphs (a) and (b) above, if settlement is effected with the written consent of each indemnifying party; and

      (d) subject to the limitations set forth in Article 4 hereof, against any and all expense whatsoever, joint or several, as paid or incurred (including, subject to Article 3 hereof, the reasonable fees and disbursements of counsel chosen by the MFS Trust on behalf of the MFS
          Fund), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, with respect to those matters for which indemnification is provided as set forth in paragraphs (a) and (b) above, to the extent that any such expense is not paid under paragraphs (a) or (b) above; provided that, in no event shall the New USA Mutual Fund and the New USA Growth Fund be obligated to indemnify and hold harmless the MFS Indemnified Parties as set forth hereunder following the Closing Date (as defined in the Reorganization Agreement).

This Agreement will be in addition to any liability which any of the New USA Mutual Fund, on behalf of the New USA Growth Fund, and ODS may otherwise have.

ARTICLE 2. The MFS Trust, on behalf of the MFS Fund and not on behalf of any other series of the MFS Trust, agrees to indemnify and hold harmless the New USA Mutual Fund, on behalf of the New USA Growth Fund, the New USA Mutual Fund's directors and officers, and each person, if any, who controls the New USA Growth Fund within the meaning of Section 15 of the 1933 Act, Section 20 of the 1934 Act or Section 48 of the 1940 Act, and ODS, together with its subsidiaries and affiliates, and the directors, officers and employees of ODS and of such




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subsidiaries and affiliates (collectively referred to as the "New USA
Indemnified Parties"), to the extent and in the manner as follows:

      (a) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as paid or incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement filed with the SEC or in the Proxy Statement and Prospectus mailed in connection with the Meeting, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, except that no indemnification shall be provided with respect to any such untrue statements or omissions, or alleged untrue statements or omissions, in or from the Covered Information or in or from those sections of the Registration Statement and Proxy Statement and Prospectus identified as "Not Covered" on the copy of the Registration Statement and Proxy Statement and Prospectus attached hereto as Exhibits A and B, respectively;

      (b) subject to the limitations set forth in Article 4 hereof, against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as paid or incurred, arising out of any breach of any representation, warranty or covenant of the MFS Trust or the MFS Fund set forth in the Reorganization Agreement or set forth in any certificate provided by the MFS Trust in connection with the consummation of the transactions contemplated by the Reorganization Agreement (including, without limitation, any certificate provided by the MFS Trust in support of the legal opinion required pursuant to
          Section 8.6 of the Reorganization Agreement);

      (c) subject to the limitations set forth in Article 4 hereof, against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as paid or incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, with respect to those matters for which indemnification is provided as set forth in paragraphs (a) and (b) above, if settlement is effected with the written consent of each indemnifying party; and

      (d) subject to the limitations set forth in Article 4 hereof, against any and all expense whatsoever, joint or several, as paid or incurred (including, subject to Article 3 hereof, the reasonable fees and disbursements of counsel chosen by the New USA Mutual Fund on behalf of the New USA Growth Fund), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, with respect to those matters for which indemnification is provided as set forth in paragraphs (a) and (b) above, to the extent that any such expense is not paid under paragraphs (a) or (b) above.

This Agreement will be in addition to any liability which any of the MFS Trust, on behalf of the MFS Fund, may otherwise have.




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ARTICLE 3.

      (a) Each indemnified party hereunder shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder. In the case of losses arising by reason of any third party claim, the notice shall be given within 30 days of the filing of any such claim against the indemnified party. Failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this Agreement, or relieve such indemnifying party from any liability under this Agreement except to the extent that the indemnifying party's ability to defend the action is adversely affected by the indemnified party's failure to give notice as promptly as reasonably practicable;

      (b) The indemnified party shall provide to the indemnifying party on written request all information and documentation reasonably necessary to support and verify any losses that the indemnified party believes give rise to a claim for indemnification hereunder and shall give the indemnifying party reasonable access to all books, records and personnel in the possession or under the control of the indemnified party which would have bearing on such claim; and

      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Article 3, except to the extent prejudiced thereby). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that conflict with those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, (y) an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld, and (z) no indemnifying party, in the defense of any such claim or action, shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such




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indemnified party of a release for all liability with respect to such claim or action, without the written consent of such indemnified party.

ARTICLE 4. A copy of the Declaration of Trust of the MFS Trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts. The undersigned acknowledge that the obligations of or arising out of this Agreement are not binding upon any of the Trust's officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the MFS Fund. The undersigned further acknowledge that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the MFS Fund.



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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer on this ____ day of March, 1997.


                                             NEW USA MUTUAL FUNDS, INC.,
                                               on behalf of New USA Growth
                                               Fund, one of its series



                                             By:
                                                 -------------------------------
                                                 Name:  Margaret R. Harries
                                                 Title: Senior Vice President
                                                        and Secretary


                                             O'NEIL DATA SYSTEMS, INC.




                                             By:
                                                 -------------------------------
                                                 Name:  William J. O'Neil
                                                 Title: Chairman




                                             MFS SERIES TRUST II,
                                               on behalf of MFS Emerging
                                               Growth Fund, one of its series




                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:




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